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                                                                       EXHIBIT 1

          The undersigned agree that the foregoing Amendment No. 1 to the
Schedule 13D, dated November 6, 1998, is being filed with the Securities and Exchange Commission on behalf of each of S.A. Louis Dreyfus et Cie., a corporation organized under the laws of France, Louis Dreyfus Holding Company Inc., a Delaware corporation, and Louis Dreyfus Corporation, a Delaware corporation.

Dated:

                                      S.A. Louis Dreyfus et Cie.

November 4, 2002                      By:    /s/ Gerard Louis-Dreyfus
                                          ---------------------------
                                          Name: Gerard Louis-Dreyfus
                                          Title: Chairman/President/Directeur
                                          General

                                      Louis Dreyfus Holding Company Inc.

November 4, 2002                      By:    /s/ Hal Wolkin
                                          -----------------
                                          Name: Hal Wolkin
                                          Title: Vice President

                                      Louis Dreyfus Corporation

November 4, 2002                      By:    /s/ Peter B. Griffin
                                          -----------------------
                                          Name: Peter B. Griffin
                                          Title: President


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